Exhibit 99.1

On Track Innovations Ltd. Reports

Second Quarter 2019 Financial Results

37% sequential growth in revenue and strong improvement in gross margin

Rosh Pina, Israel – August 7, 2019 – On Track Innovations Ltd. (“OTI”) (NASDAQ: OTIV) (the “Company” or “OTI”), a global provider of near field communication (NFC) and cashless payment solutions, today provided a business update and announced financial results for the second quarter ended June 30, 2019.

Highlights

●	Revenues of $4.1 million in the second quarter, growth of 37% compared to the first quarter of 2019 and a decrease of 28% compared to the second quarter of last year.

●	Gross margin at 58% in the second quarter, at a multi-year high, in part due to growing portion of recurring revenue out of the total.

●	Continued tight control over operating expenses which decreased by 6% in the first half of 2019, versus the same period in 2018.

●	Delivered globally more than 10,000 advanced contactless readers to the smart ATMs market, more than 8,000 advanced payment readers to the Russian market, and more than 1,000 advanced payment systems to the Japanese unattended retail market.

Management Commentary

Mr. Assaf Cohen, OTI’s Interim CEO, commented, “We are pleased with the recovery in our results in the second quarter. The increase in revenue over the prior quarter gives us confidence that the issue we faced in the U.S. from the impact of tariffs is now behind us, and we have regained our positive momentum. Furthermore, in line with our long-term strategy, the recurring portion of our revenues continues to grow, and this has allowed us to see a solid improvement in the gross margin.”

Mr. Cohen continued, “I would like to wish Mr. Shlomi Cohen, our former CEO, the best of luck in future with all his endeavors and thank him for the years he invested in OTI, in stabilizing the business and advancing its strategy. The Board is working to find a suitable replacement in the coming months.”

Following OTI’s sale of its MediSmart division in the fourth quarter of 2018, the financial results of Medismart are included as discontinued operations and all the prior periods’ information has been reclassified to conform with the current period’s presentation.

Second quarter 2019 financial results summary

●	Total revenue in the quarter was $4.1 million, compared to $5.7 million in the same year-ago quarter. Revenues in the prior quarter were $3.0 million, and current quarter revenues represent a 37% sequential improvement.

●	Recurring revenues were $1.2 million (29% of total revenues), compared to $1.4 million (24% of total revenues) in the second quarter of 2018.

●	Gross profit in the quarter was $2.4 million, or 58% of revenues, compared to $2.9 million, or 50% of revenues, in the second quarter of 2018.

●	Operating expenses totaled $3.2 million in the quarter, compared to $3.3 million in the same year-ago quarter.

●	Loss from continuing operations was $849,000 compared to $399,000 in the same year-ago quarter.

●	Net loss was $899,000, or loss of $0.02 per share, compared to a net loss of $280,000, or loss of $0.01 per share, in the same year-ago quarter. Net loss in the prior quarter amounted to $1.7 million, or loss of $0.04 per share.

●	Adjusted EBITDA loss from continuing operations was $442,000 in the quarter, compared to adjusted EBITDA of $32,000 in the same year-ago quarter. Adjusted EBITDA loss in the prior quarter was $1.1 million.

●	As of the end of the quarter, the company had cash and cash equivalents and short-term investments of $5.7 million.

Conference Call

Management will host an investor conference call at 9:00 a.m. Eastern Time on August 12, 2019, to discuss the financial results, provide a corporate update, and conclude with a recorded Q&A session.

Investors and analysts are encouraged to submit questions they would like the Interim CEO to address on the call. Please submit questions to oti_questions@gkir.com by Thursday, August 8, 2019 at 5:00 p.m. Eastern time. OTI intends to hold conference calls in this format during the CEO transition phase and expects to return to the live format, upon the appointment of a permanent CEO.

To listen, please use the following dial-in information:

U.S. Dial-in: 1-888-317-6002

International Dial-in: +1-412-317-5245

Webcast: https://www.webcaster4.com/Webcast/Page/1720/30987

Please dial in a few minutes before the start of the call and request to join the “On Track Innovations Earnings Conference Call” to ensure timely participation.

The conference call will be available for replay by clicking here and via the investor relations section of the company’s website.

About On Track Innovations Ltd

On Track Innovations (OTI) is a global leader in the design, manufacture, and sale of secure cashless payment solutions using contactless NFC technology. OTI’s field-proven innovations have been deployed around the world to address cashless payment, automated retail and petroleum markets. OTI distributes and supports its solutions through a global network of regional offices and alliances. OTI is the proud recipient of the 2017 AI Award for Best Cashless Payment Solutions Provider – Israel. For more information, visit www.otiglobal.com.

Investor Relations Contact:

Gavriel Frohwein

GK Investor & Public Relations

+1 646 688 3559

oti@gkir.com

Safe Harbor / Forward-Looking Statements

This press release contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as “will,” “look forward,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “believe,” “should,” “can” or similar expressions, we are making forward-looking statements. For example, we are using forward-looking statements when we discuss, among others: the Company’s belief that the impact of tariffs is now behind it, and continued positive momentum.  Because such statements deal with future events and are based on OTI’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of OTI could differ materially from those described in or implied by the statements in this press release. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are stated under the captions “Risk Factors” in our most recent Annual Report (Form 10-K) and other known and unknown uncertainties and risk factors including those detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements. The reader is cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of patent litigation expenses, stock-based compensation expense and other expenses. Patent litigation expenses and other expenses are presented only at the end of each year, as we do not consider their impact on quarterly results to be material. OTI believes that adjusted EBITDA from continuing operations should be considered in evaluating the Company’s operations since it provides a clear indication of the Company’s operating results. This measure should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for the U.S. GAAP results. The non-GAAP measures included in this press release have been reconciled to the U.S. GAAP results in the tables below.

ON TRACK INNOVATIONS LTD.

RECONCILIATION OF NON-GAAP ADJUSTMENT

The following table reflects selected On Track Innovations Ltd. non-GAAP results reconciled to GAAP results:

(US dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net loss	$(899)	$(280)	$(2,644)	$(613)

Net loss (income) from discontinued operations	50	(119)	243	(186)
Financial expenses, net	37	95	106	127
Depreciation and amortization	323	345	643	680
Taxes on income	3	(141)	8	(265)
Total EBITDA FROM CONTINUING OPERATIONS	$(486)	$(100)	$(1,644)	$(257)

Other expenses	-	70	-	70
Stock-based compensation	44	62	90	115
Total adjusted EBITDA FROM CONTINUING OPERATIONS	$(442)	$32	$(1,554)	$(72)

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands)

	June 30,	December 31,
	2019	2018
Assets

Current assets
Cash and cash equivalents	$3,575	$4,827
Short-term investments	2,105	1,078
Trade receivables (net of allowance for doubtful accounts of $564 and $555 as of June 30, 2019 and December 31, 2018, respectively)	2,793	4,530
Other receivables and prepaid expenses	1,457	2,060
Inventories	4,929	3,527
Asset held for sale	764	-

Total current assets	15,623	16,022

Long-term restricted deposit for employees benefit	463	451

Severance pay deposits	394	375

Property, plant and equipment, net	3,981	5,033

Intangible assets, net	262	241

Right-of-use assets	1,696	-

Total Assets	$22,419	$22,122

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands)

	June 30,	December 31,
	2019	2018
Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities of long-term bank loans	$2,811	$260
Trade payables	5,226	4,712
Other current liabilities	2,248	3,622

Total current liabilities	10,285	8,594

Long-Term Liabilities
Long-term loans, net of current maturities	27	39
Long-term liabilities due to operating leases, net of current maturities	1,092	-
Accrued severance pay	916	853
Deferred tax liability	424	445
Total long-term liabilities	2,459	1,337

Total Liabilities	12,744	9,931

Commitments and Contingencies

Equity

Ordinary shares of NIS 0.1 par value; Authorized:
50,000,000 shares as of June 30, 2019 and December 31, 2018; issued: 42,503,076 and 42,473,076 shares as of June 30, 2019 and December 31, 2018, respectively; outstanding: 41,324,377 and 41,294,377 shares as of June 30, 2019, and December 31, 2018, respectively	1,069	1,068
Additional paid-in capital	225,111	225,022
Treasury shares at cost - 1,178,699 shares as of June 30, 2019 and December 31, 2018	(2,000)	(2,000)
Accumulated other comprehensive loss	(918)	(956)
Accumulated deficit	(213,587)	(210,943)
Total Equity	9,675	12,191

Total Liabilities and Equity	$22,419	$22,122

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(US dollars in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2019	*2018	2019	*2018

Revenues
Sales	$2,933	$4,352	$4,655	$8,593
Licensing and transaction fees	1,183	1,387	2,474	2,658

Total revenues	4,116	5,739	7,129	11,251

Cost of revenues
Cost of sales	1,742	2,849	3,112	5,481
Total cost of revenues	1,742	2,849	3,112	5,481

Gross profit	2,374	2,890	4,017	5,770
Operating expenses
Research and development	817	806	1,688	1,626
Selling and marketing	1,320	1,464	2,605	3,109
General and administrative	1,046	1,065	2,011	1,972
Total operating expenses	3,183	3,335	6,304	6,707

Operating loss from continuing operations	(809)	(445)	(2,287)	(937)
Financial expenses, net	(37)	(95)	(106)	(127)
Loss from continuing operations
before taxes on income	(846)	(540)	(2,393)	(1,064)
Income tax	(3)	141	(8)	265
Loss from continuing operations	(849)	(399)	(2,401)	(799)
Net (loss) income from discontinued operations	(50)	119	(243)	186
Net loss	$(899)	$(280)	$(2,644)	$(613)
Basic and diluted net (loss) income attributable to shareholders per ordinary share
From continuing operations	(0.02)	(0.01)	(0.06)	(0.02)
From discontinued operations	**	**	**	0.01
	$(0.02)	$(0.01)	$(0.06)	$(0.01)

Weighted average number of ordinary shares used in computing basic and diluted net (loss) income per ordinary share	41,300,641	41,271,644	41,297,526	41,243,169

*	Reclassified to conform with the current period presentation.
**	Less than $0.01 per ordinary share.

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(US dollars in thousands)

	Six months ended June 30,
	2019	*2018
Cash flows from continuing operating activities
Net loss from continuing operations	$(2,401)	$(799)
Adjustments required to reconcile net loss to net cash used in continuing operating activities:
Stock-based compensation related to options issued to employees and others	90	115
Accrued interest and linkage differences, net	(18)	7
Depreciation and amortization	643	680
Deferred tax benefits, net	(24)	(281)
Gain on sale of fixed assets	(2)	(17)

Changes in operating assets and liabilities:
Accrued severance pay, net	44	(28)
Decrease in trade receivables, net	1,254	1,051
Decrease in other receivables and prepaid expenses	597	249
Increase in inventories	(1,405)	(344)
Increase (decrease) in trade payables	585	(567)
Decrease in other current liabilities	(540)	(528)
Net cash used in continuing operating activities	(1,177)	(462)

Cash flows from continuing investing activities
Purchase of property and equipment	(221)	(414)
Change in short-term investments, net	(1,190)	1,173
Investment in capitalized product costs	(120)	(87)
Proceeds from restricted deposit for employee benefits	10	-
Proceeds from sale of fixed assets	10	17
Net cash (used in) provided by continuing investing activities	(1,511)	689

Cash flows from continuing financing activities
Increase (decrease) in short-term bank credit, net	2,747	(80)
Repayment of long-term bank loans	(233)	(348)
Proceeds from exercise of options	-	34
Net cash provided by (used in) continuing financing activities	2,514	(394)

Cash flows from discontinued operations
Net cash (used in) provided by discontinued operating activities	(1,304)	289

Total net cash (used in) provided by discontinued operations	(1,304)	289

Effect of exchange rate changes on cash and cash equivalents	53	(288)

Decrease in cash, cash equivalents and restricted cash	(1,425)	(166)
Cash, cash equivalents and restricted cash-beginning of the period	5,105	7,799

Cash, cash equivalents and restricted cash-end of the period	$3,680	$7,633

(*)	Reclassified to conform with the current period presentation.